Portions herein identified by [*****] have been omitted pursuant to a request for confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended.  A complete copy of this document has been filed separately with the Securities and Exchange Commission.

EXHIBIT 10.8

PAYMENT AGREEMENT

This agreement (the "Agreement") is made 19th day of December, 2012 (the "Effective Date"), by and between the University of Miami and its School of Medicine ("UNIVERSITY"), and Pelican Therapeutics, Inc. a Delaware corporation ("PELICAN") formerly known as Heat Biologics II, Inc. ("HEAT II").

WHEREAS, UNIVERSITY and HEAT II entered into certain license agreements and respective amendments thereto (collectively, the "HEAT II License Agreements"), to wit:

a)

The license agreement effective as of July 18, 2008, and Amendments thereto relating to the technology and product identified as the Podack Antibody Technology with an alpha-numeric reference of (UMC-131), hereinafter referred to as (“UMC-131”), which License Agreement and Amendment thereto was assigned by UNIVERSITY to HEAT II pursuant to that certain Assignment and Assumption Agreement dated June 26, 2009;

b)

The license agreement effective as of July 18, 2008 and Amendments thereto, relating to the technology and product identified as the Podack Antibody Technology, with an alpha-numeric reference of (UME-139), hereinafter referred to as ("UME-139"), which License Agreement and Amendment thereto was assigned by UNIVERSITY to HEAT II pursuant to that certain Assignment and Assumption Agreement dated June 26,2009; and

c)

The license agreement effective as of December 12, 2010 relating to the technology and product identified as the Treg Expansion Technology, with an alpha-numeric reference of (UMI-176), hereinafter referred to as (“UMI-176”); and

WHEREAS, HEAT II was renamed Pelican Therapeutics, Inc. in 2012;

WHEREAS, PELICAN has certain past due and outstanding license fees together with past due and outstanding patent expenses and fee obligations to UNIVERSITY, as set forth in the HEAT II License Agreements, estimated in the total amount of [*****] dollars as of August 1, 2012 (any costs incurred subsequently will be added to the amount of [*****], hereinafter collectively referred to as "PELICAN OBLIGATIONS"); and

WHEREAS, PELICAN requested an extension of the payment dates for the PELICAN OBLIGATIONS, and UNIVERSITY desires to extend the foregoing payment dates.

WHEREAS, PELICAN is a subsidiary of Heat Biologics, Inc. (the "Parent Company"), and is currently in the process of raising additional capital in a Series A financing.

Portions herein identified by [*****] have been omitted pursuant to a request for confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended.  A complete copy of this document has been filed separately with the Securities and Exchange Commission.

NOW THEREFORE, for the mutual promises and other good and valuable consideration contained herein, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

UNIVERSITY agrees to extend the payment dates of the foregoing past due license fees together with past due patent fees and costs owed by PELICAN pursuant to the License Agreement, under the following terms and conditions:

I) Recitals. The Parties mutually agree that the above recitals are true and correct, and are hereby incorporated by reference to this Agreement.

2) Extension of Payment Due Dates. UNIVERSITY agrees to extend the payment dates of the PELICAN OBLIGATIONS owed by PELICAN pursuant to the HEAT II License Agreements, under the following terms and conditions:

a)

UNIVERSITY shall extend the payment date of the PELICAN OBLIGATIONS, until the earlier of the Parent Company's closing its Series B financing round or June 1, 2013 (the "Due Date").

b)

As consideration for the payment extension granted by UNIVERSITY under this Agreement, PELICAN (i) shall pay UNIVERSITY, an additional payment in equal to [*****] annual interest of the outstanding balance on or before the Due Date; or, at UNIVERSITY's option, a note which is convertible into a number of shares of the Parent company's preferred stock equivalent to the cash value of the Additional Payment as determined by the common share price at the closing of PELICAN's Series A financing or, if the series A financing is closed before June 1, 2013, the cash value of the Additional Payment as determined by PELICAN's preferred share price at the then current round of financing as of June 1, 2013; (ii) and shall be directly responsible for paying all third party invoices for all future patent costs and fees arising from the Heat II License Agreements.

c)

UNIVERSITY hereby reserves the right, at its sole and absolute discretion, to pursue any and all remedies at law or in equity, for the nonpayment of any and all PELICAN OBLIGATIONS by PELICAN, due and payable in accordance with this Agreement.

d)

UNIVERSITY and PELICAN mutually agree and confirm that in all other respects the HEAT II License Agreements shall remain in full force and effect in accordance with all other terms and conditions specified therein, including but not limited to any and all other existing and/or future fees, expenses, and payment obligations, and further agree to be bound by the terms and conditions set forth in such HEAT II License Agreements.

3) Successors. This Agreement shall be fully binding upon and enforceable with respect to the parties, and their respective representatives, successors, partners, executors, and assigns.

4) Authority. Each of the parties hereto represents to the other that (a) it has the corporate or other requisite power and authority to execute, deliver and perform this Agreement, (b) the execution, delivery and performance of this Agreement by it have been duly authorized by all necessary corporate or other actions, (c) it has duly and validly executed and delivered this Agreement, and (d) this Agreement is a legal, valid and binding obligation, enforceable against it in accordance with its terms subject to applicable

Portions herein identified by [*****] have been omitted pursuant to a request for confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended.  A complete copy of this document has been filed separately with the Securities and Exchange Commission.

bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally and general equity principles.

5) Governing Law. This Agreement shall be governed by and construed in accordance with the law of the State of Florida, without regard to the conflicts of law rules of such state. In any action or proceeding arising out of or relating to this Agreement (an "Action"), each of the parties hereby irrevocably submits to the exclusive jurisdiction of any federal or state court sitting In Miami-Dade County, Florida, and further agrees that any Action shall be heard and determined in such Florida federal court or in such state court. Each party hereby irrevocably waives, to the fullest extent it may effectively do so, the defense of an inconvenient forum to the maintenance of any Action in Miami-Dade County, Florida.

6) Severability. The provisions of this Agreement are severable, and if any part of it is found to be unenforceable, the other paragraphs shall remain fully valid and enforceable.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

UNIVERSITY OF MIAMI

By:	/s/ Norma Sue Kenyon	Date: 12-20-12
Norma Sue Kenyon
Vice Provost for Innovation

PELICAN THERAPEUTICS, INC.

By:	/s/ Jeffrey Wolf	Date: December 19, 2012